Exhibit 10.68
AMENDMENT TO
TENNECO INC. 2006 LONG-TERM INCENTIVE PLAN SPECIAL RESTRICTED STOCK UNIT AND CASH INCENTIVE AWARD AGREEMENT

Participant: Brandon Smith

Effective as of November 5, 2020 (the “Grant Date”), the Participant was granted, together with a restricted stock unit award, a Cash Incentive Award under the Plan in an amount equal to
$200,00.00 (the “Cash Incentive Award”), as evidenced by the Special Restricted Stock Unit and Cash Incentive Award Agreement (the “Award Agreement”). The following constitutes an amendment to the Award Agreement relating to the Cash Incentive Award. Except as provided in this Amendment, all terms of the Award Agreement will remain in full force and effect.

The Agreement is hereby amended by substituting the following for [Paragraph 4] of the Agreement:

“4.    Vesting and Payment of Cash Incentive Award. The Cash Incentive Award shall be unvested, and the Participant shall have no right to payment of the Cash Incentive Award, unless and until it becomes vested and nonforfeitable in accordance with this Paragraph 4. Subject to the terms and conditions of this Award Agreement, fifty percent (50%) of the Cash Incentive Award shall become vested in October, 2021 and fifty percent (50%) of the Cash Incentive Award shall become vested in October, 2022 (each a ‘Vesting Date’), provided that the Participant’s Termination Date has not occurred as of the applicable Vesting Date. Notwithstanding the foregoing, if a separation of the Company’s aftermarket and ride performance businesses and the Company’s powertrain technology business is effected through a spin-off (the ‘Spin-off’) prior to the Participant’s Termination Date and prior to a Vesting Date, any portion of the Cash Incentive Award that has not vested as of the date of the Spin-off shall become vested on the date of the consummation of the Spin-Off and the date of the consummation of the Spin-Off will be the ‘Vesting Date’ for purposes of this Paragraph 4. If the Cash Incentive Award becomes vested pursuant to this Paragraph 4, it will be paid to the Participant within thirty (30) days of the applicable Vesting Date.”

TENNECO INC.:

/s/ Kaled Awada

Signature

Exhibit 10.68